GAIN Capital Announces Monthly Metrics for December 2017

BEDMINSTER, N.J., January 10, 2018/PRNewswire/ -- GAIN Capital Holdings, Inc. (NYSE: GCAP) (“GAIN” or “the Company”) today reported certain operating metrics for the month of December 2017.

	Dec-17	Nov-17	Dec-16	Sequential Change	Year-over-year change
Retail Segment
OTC Trading Volume (1)	$163.6	$207.0	$189.1	(21.0)%	(13.5)%
OTC Average Daily Volume	$8.2	$9.4	$8.6	(12.8)%	(4.7)%
Active OTC Accounts (2)	132,262	131,825	126,528	0.3%	4.5%

Institutional Segment
ECN Volume (1)	$216.2	$267.7	$202.1	(19.2)%	7.0%
ECN Average Daily Volume	$10.8	$12.2	$9.2	(11.5)%	17.4%
Swap Dealer Volume (1)	$30.5	$52.8	$70.0	(42.2)%	(56.4)%
Swap Dealer Average Daily Volume	$1.5	$2.4	$3.2	(37.5)%	(53.1)%

Futures Segment
Number of Futures Contracts	516,691	582,340	549,363	(11.3)%	(5.9)%
Futures Average Daily Contracts	25,835	27,730	26,160	(6.8)%	(1.2)%
Active Futures Accounts (2)	7,838	7,885	8,368	(0.6)%	(6.3)%

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All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 Accounts that executed a transaction during the last 12 months. For the quarter, indirect volume represented 29% of total retail OTC trading volume.

Management Commentary

"Active accounts remained stable in December, while continued low volatility and the holiday season impacted trading activity across all business lines. The historically low market volatility caused retail trading volume in December to decrease 5% over the same month last year, with revenue capture for the fourth quarter around 12 percent below the average RPM over the trailing twelve-months ended September 30, 2017. We are well positioned when more normalized market conditions return, and continue to make progress on our organic growth initiatives, including the launch of Bitcoin trading in December. In addition, we look forward to expanding our cryptocurrency offering in the coming quarter. Finally, as a result of our continued focus on expense management, we achieved our goal of $15 million in run rate cost savings during the full year.”

Historical metrics and financial information can be found on the Company's investor relations website http://ir.gaincapital.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of GAIN's financial performance. GAIN undertakes no obligation to publicly update or review previously reported operating data.

About GAIN

GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Nicole Briguet, Edelman for GAIN Capital
+1 212-704-8164
pr@gaincapital.com

Forward-Looking Statements:

In addition to historical information, this release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 15, 2017, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital's systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital's views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.